Exhibit 99.1

NEWS FROM

For more information contact:

Kate Lowrey - VP of Investor Relations

(314) 213-7277 / klowrey@escotechnologies.com

ESCO REPORTS SECOND QUARTER FISCAL 2024 RESULTS

- Q2 Sales increase 9% to $249 Million -

- Q2 GAAP EPS increases 30% to $0.90 -

- Q2 Adjusted EPS increases 24% to $0.94 -

ST. LOUIS, May 9, 2024 – ESCO Technologies Inc. (NYSE: ESE) (ESCO, or the Company) today reported its operating results for the second quarter ended March 31, 2024 (Q2 2024).

Operating Highlights

●	Q2 2024 Sales increased $20.0 million (9 percent) to $249.1 million compared to $229.1 million in Q2 2023. Q2 organic sales increased $17.8 million (8 percent) and the MPE acquisition contributed $2.2 million (1 percent) of revenue in the quarter.

●	Q2 2024 GAAP EPS increased 30 percent to $0.90 per share compared to $0.69 per share in Q2 2023. Q2 2024 Adjusted EPS increased 24 percent to $0.94 per share compared to $0.76 per share in Q2 2023.

●	Q2 2024 Entered Orders decreased $12.5 million (5 percent) compared to the prior year period to $239.1 million (book-to-bill of 0.96x), resulting in ending backlog of $838 million.

●	Net cash provided by operating activities was $19 million YTD, an increase of $25 million compared to the prior year period, as cash flow was positively impacted by lower accounts receivable balances and higher earnings.

●	Net debt (total borrowings less cash on hand) was $132 million, resulting in a 0.86x leverage ratio and $553 million in liquidity as of March 31, 2024.

Bryan Sayler, Chief Executive Officer and President, commented, “Q2 was a solid quarter highlighted by both top and bottom-line growth. Revenue grew 9 percent as we continue to see favorable dynamics in our key aerospace, Navy and utility end markets. The sales performance translated to the bottom line very well as Adjusted EPS increased 24 percent compared to the prior year quarter.”

Segment Performance

Aerospace & Defense (A&D)

●	Sales increased $15.7 million (16 percent) to $114.7 million in Q2 2024 from $99.0 million in Q2 2023. Sales growth was driven by strength across Navy, commercial aerospace, and defense aerospace programs.

●	Q2 2024 EBIT increased $4.6 million to $23.4 million from $18.8 million in Q2 2023. Adjusted EBIT increased $4.0 million in Q2 2024 to $23.6 million (20.6 percent margin) from $19.6 million (19.8 percent margin) in Q2 2023. Margin improvement was driven by leverage on revenue growth and price increases, partially offset by inflationary pressures and mix.

●	Entered Orders increased $4 million (4 percent) to $116 million in Q2 2024 compared to $112 million in Q2 2023. The increase in orders was primarily driven by strength in OEM and aftermarket orders for both commercial and defense aerospace. The orders in the quarter resulted in a segment book-to-bill of 1.01x and ending backlog of $562 million.

Utility Solutions Group (USG)

●	Sales increased $8.1 million (10 percent) to $87.3 million in Q2 2024 from $79.2 million in Q2 2023. Doble’s sales increased by $6.3 million (10 percent) driven by a strong quarter for services and cybersecurity/compliance (DUCe) solutions. NRG sales increased $1.8 million (13 percent) driven by higher demand for solar products.

●	EBIT increased $3.5 million (25 percent) in Q2 2024 to $17.6 million (20.1 percent margin) from $14.1 million (17.8 percent margin) in Q2 2023. There were no adjustments in either period. Margin improvement was driven by mix from increased service business, leverage on revenue growth, and price increases, partially offset by inflationary pressures.

●	Entered Orders decreased $6 million (7 percent) to $79 million in Q2 2024. Orders were down slightly at Doble and continued to moderate at NRG. NRG’S orders were extremely strong in FY’23 driven by a unique surge related to large orders at extended lead-times as customers managed supply chain concerns and order activity related to Inflation Reduction Act spending. We expect orders for the renewables business to rebound as the market digests last year’s elevated activity level and new projects are defined and implemented. The segment book-to-bill was 0.91x in the quarter, resulting in ending backlog of $119 million.

RF Test & Measurement (Test)

●	Sales decreased $3.9 million (8 percent) to $47.1 million in Q2 2024 from $51.0 million in Q2 2023. Organic sales decreased $6.1 million primarily related to lower wireless, filters and acoustic volume, partially offset by $2.2 million of revenue related to the MPE acquisition which was completed in Q1 2024.
●	In line with our prior communication, our Test Segment’s revenue continued to be somewhat soft in Q2. While sales were down compared to the prior year, they increased 16 percent sequentially.

●	EBIT decreased $1.7 million in Q2 2024 to $5.5 million from $7.2 million in Q2 2023. Adjusted EBIT decreased $1.5 million in Q2 2024 to $5.7 million (12.2 percent margin) from $7.2 million (14.2 percent margin) in Q2 2023. Margin was impacted by lower volume and inflationary pressures, largely mitigated by price increases and cost reduction actions.

●	Entered Orders decreased $11 million (21 percent) to $44 million in Q2 2024. The decrease was primarily related to lower wireless demand and delays on a few large projects, partially offset by higher OTC filter, MPE, and services orders. The segment book-to-bill was 0.93x in the quarter, resulting in ending backlog of $156 million.

Share Repurchase Program

During Q2 2024, the Company repurchased approximately 72,000 shares for $7.2 million.

Dividend Payment

The next quarterly cash dividend of $0.08 per share will be paid on July 19, 2024 to stockholders of record on July 3, 2024.

Business Outlook – 2024

Year-to-date performance has tracked to expectations and full year adjusted earnings per share guidance is being maintained in the range of $4.15 to $4.30 (12 to 16 percent growth). This represents ESCO’s third year in a row of double-digit earnings growth. This outlook is based on sales in line with our initial guidance range of $1.02 to $1.04 billion (7 to 9 percent annual growth). Management’s expectation is for Q3 Adjusted EPS in the range of $1.16 to $1.22.

Conference Call

The Company will host a conference call today, May 9, at 4:00 p.m. Central Time, to discuss the Company’s Q2 2024 results. A live audio webcast and an accompanying slide presentation will be available on ESCO’s investor website. For those unable to participate, a webcast replay will be available after the call on ESCO’s investor website.

Forward-Looking Statements

Statements in this press release regarding Management’s intentions, expectations and guidance for fiscal 2024, including restructuring and cost reduction efforts, sales, orders, revenues, margin, earnings, Adjusted EPS, and any other statements which are not strictly historical, are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. securities laws.

Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. The Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment including but not limited to those described in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and the following: the impacts of climate change and related regulation of greenhouse gases; the impacts of labor disputes, civil disorder, wars, elections, political changes, tariffs and trade disputes, terrorist activities, cyberattacks or natural disasters on the Company’s operations and those of the Company’s customers and suppliers; disruptions in manufacturing or delivery arrangements due to shortages or unavailability of materials or components or supply chain disruptions; inability to access work sites; the timing and content of future contract awards or customer orders; the timely appropriation, allocation and availability of Government funds; the termination for convenience of Government and other customer contracts or orders; weakening of economic conditions in served markets; the success of the Company’s competitors; changes in customer demands or customer insolvencies; competition; intellectual property rights; technical difficulties or data breaches; the availability of selected acquisitions; delivery delays or defaults by customers; performance issues with key customers, suppliers and subcontractors; material changes in the costs and availability of certain raw materials; material changes in the cost of credit; changes in laws and regulations including but not limited to changes in accounting standards and taxation; changes in interest, inflation and employment rates; costs relating to environmental matters arising from current or former facilities; uncertainty regarding the ultimate resolution of current disputes, claims, litigation or arbitration; and the integration and performance of recently acquired businesses.

Non-GAAP Financial Measures

The financial measures EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS are presented in this press release. The Company defines “EBIT” as earnings before interest and taxes, “EBITDA” as earnings before interest, taxes, depreciation and amortization, “Adjusted EBIT” and “Adjusted EBITDA” as excluding the net impact of the items described in the attached Reconciliation of Non-GAAP Financial Measures, and “Adjusted EPS” as GAAP earnings per share excluding the net impact of the items described and reconciled in the attached Reconciliation of Non-GAAP Financial Measures.

EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS are not recognized in accordance with U.S. generally accepted accounting principles (GAAP). However, Management believes EBIT, Adjusted EBIT, EBITDA, and Adjusted EBITDA are useful in assessing the operational profitability of the Company’s business segments because they exclude interest, taxes, depreciation, and amortization, which are generally accounted for across the entire Company on a consolidated basis. EBIT is also one of the measures used by Management in determining resource allocations within the Company as well as incentive compensation. The presentation of EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, and Adjusted EPS provides important supplemental information to investors by facilitating comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP.

ESCO is a global provider of highly engineered products and solutions serving diverse end-markets. It manufactures filtration and fluid control products for the aviation, Navy, space, and process markets worldwide and composite-based products and solutions for Navy, defense, and industrial customers. ESCO is an industry leader in designing and manufacturing RF test and measurement products and systems; and provides diagnostic instruments, software and services to industrial power users and the electric utility and renewable energy industries. Headquartered in St. Louis, Missouri, ESCO and its subsidiaries have offices and manufacturing facilities worldwide. For more information on ESCO and its subsidiaries, visit the Company’s website at www.escotechnologies.com.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
Net Sales	$249,129		229,136
Cost and Expenses:
Cost of sales	152,347		142,296
Selling, general and administrative expenses	55,097		53,877
Amortization of intangible assets	8,572		7,030
Interest expense	3,226		2,269
Other expenses (income), net	666		314
Total costs and expenses	219,908		205,786

Earnings before income taxes	29,221		23,350
Income tax expense	6,002		5,472

Net earnings	$23,219		17,878

Earnings Per Share (EPS)

Diluted - GAAP	$0.90		0.69

Diluted - As Adjusted Basis	$0.94	(1)	0.76	(2)

Diluted average common shares O/S:	25,847		25,895

(1)	Q2 2024 Adjusted EPS excludes $0.04 per share of after-tax charges consisting of: $0.02 of MPE acquisition backlog charges and $0.02 of restructuring charges (primarily severance) within the Test and A&D segments.

(2)	Q2 2023 Adjusted EPS excludes $0.07 per share of after-tax charges consisting of: $0.04 of executive management transition costs at Corporate, $0.02 of CMT acquisition inventory step-up charges and $0.01 of restructuring charges within the A&D segment.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (Dollars in thousands, except per share amounts)

	Six Months Ended March 31, 2024		Six Months Ended March 31, 2023
Net Sales	$467,443		434,637
Cost and Expenses:
Cost of sales	286,498		268,679
Selling, general and administrative expenses	109,065		105,179
Amortization of intangible assets	16,440		13,891
Interest expense	5,893		3,927
Other expenses (income), net	872		712
Total costs and expenses	418,768		392,388

Earnings before income taxes	48,675		42,249
Income tax expense	10,287		9,644

Net earnings	$38,388		32,605

Earnings Per Share (EPS)

Diluted - GAAP	$1.49		1.26

Diluted - As Adjusted Basis	$1.56	(1)	1.36	(2)

Diluted average common shares O/S:	25,846		25,919

(1)	YTD Q2 2024 Adjusted EPS excludes $0.07 per share of after-tax charges consisting of: $0.05 of MPE acquisition backlog and inventory step-up charges and acquisition costs and $0.02 of restructuring charges (primarily severance) within the Test and A&D segments.

(2)	YTD Q2 2023 Adjusted EPS excludes $0.10 per share of after-tax charges consisting of: $0.06 of executive management transition costs at Corporate, $0.02 of CMT acquisition inventory step-up charges and $0.02 of restructuring charges within the A&D segment.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	GAAP		As Adjusted
	Q2 2024	Q2 2023	Q2 2024	Q2 2023
Net Sales
Aerospace & Defense	$114,701	98,982	114,701	98,982
USG	87,309	79,161	87,309	79,161
Test	47,119	50,993	47,119	50,993
Totals	$249,129	229,136	249,129	229,136

EBIT
Aerospace & Defense	$23,377	18,795	23,640	19,595
USG	17,575	14,061	17,575	14,061
Test	5,542	7,226	5,745	7,226
Corporate	(14,047)	(14,463)	(13,262)	(12,963)
Consolidated EBIT	32,447	25,619	33,698	27,919
Less: Interest expense	(3,226)	(2,269)	(3,226)	(2,269)
Less: Income tax expense	(6,002)	(5,472)	(6,290)	(6,001)
Net earnings	$23,219	17,878	24,182	19,649

Note 1: Adjusted net earnings of $24.2 million in Q2 2024 exclude $0.04 per share of after-tax charges consisting of: $0.02 of MPE acquisition backlog charges and $0.02 of restructuring charges (primarily severance) within the Test and A&D segments.

Note 2: Adjusted net earnings of $19.6 million in Q2 2023 exclude $0.07 per share of after-tax charges consisting of: $0.04 of executive management transition costs at Corporate, $0.02 of CMT acquisition inventory step-up charges and $0.01 of restructuring charges within the A&D segment.

EBITDA Reconciliation to Net earnings:			Q2 2024 -	Q2 2023 -
	Q2 2024	Q2 2023	As Adjusted	As Adjusted
Consolidated EBITDA	$46,550	38,162	47,174	40,462
Less: Depr & Amort	(14,103)	(12,543)	(13,476)	(12,543)
Consolidated EBIT	32,447	25,619	33,698	27,919
Less: Interest expense	(3,226)	(2,269)	(3,226)	(2,269)
Less: Income tax expense	(6,002)	(5,472)	(6,290)	(6,001)
Net earnings	$23,219	17,878	24,182	19,649

 ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Business Segment Information (Unaudited)

(Dollars in thousands)

	GAAP		As Adjusted
	YTD	YTD	YTD	YTD
	Q2 2024	Q2 2023	Q2 2024	Q2 2023
Net Sales
Aerospace & Defense	$209,434	181,965	209,434	181,965
USG	170,293	150,206	170,293	150,206
Test	87,716	102,466	87,716	102,466
Totals	$467,443	434,637	467,443	434,637

EBIT
Aerospace & Defense	$40,040	31,331	40,303	32,330
USG	35,200	30,192	35,320	30,192
Test	7,321	12,637	7,797	12,637
Corporate	(27,993)	(27,984)	(26,557)	(25,691)
Consolidated EBIT	54,568	46,176	56,863	49,468
Less: Interest expense	(5,893)	(3,927)	(5,893)	(3,927)
Less: Income tax expense	(10,287)	(9,644)	(10,815)	(10,401)
Net earnings	$38,388	32,605	40,155	35,140

Note 1: Adjusted net earnings of $40.2 million in YTD 2024 exclude $0.07 per share of after-tax charges consisting of: $0.05 of MPE acquisition backlog and inventory step-up charges and acquisition costs and $0.02 of restructuring costs (primarily severance) within the Test and A&D segments.

Note 2: Adjusted net earnings of $35.1 million in YTD 2023 exclude $0.10 per share of after-tax charges consisting of: $0.06 of executive management transition costs at Corporate, $0.02 of CMT acquisition inventory step-up charges and $0.02 of restructuring charges within the A&D segment.

EBITDA Reconciliation to Net earnings:			YTD	YTD
	YTD	YTD	Q2 2024 -	Q2 2023 -
	Q2 2024	Q2 2023	As Adj	As Adj
Consolidated EBITDA	$82,123	71,086	83,582	74,378
Less: Depr & Amort	(27,555)	(24,910)	(26,719)	(24,910)
Consolidated EBIT	54,568	46,176	56,863	49,468
Less: Interest expense	(5,893)	(3,927)	(5,893)	(3,927)
Less: Income tax expense	(10,287)	(9,644)	(10,815)	(10,401)
Net earnings	$38,388	32,605	40,155	35,140

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	March 31, 2024	September 30, 2023
Assets
Cash and cash equivalents	$59,436	41,866
Accounts receivable, net	187,535	198,557
Contract assets	139,303	138,633
Inventories	211,338	184,067
Other current assets	24,310	17,972
Total current assets	621,922	581,095
Property, plant and equipment, net	161,811	155,484
Intangible assets, net	414,872	392,124
Goodwill	535,661	503,177
Operating lease assets	38,322	39,839
Other assets	11,603	11,495
	$1,784,191	1,683,214

Liabilities and Shareholders' Equity
Current maturities of long-term debt	$20,000	20,000
Accounts payable	81,961	86,973
Contract liabilities	107,357	112,277
Other current liabilities	79,612	95,401
Total current liabilities	288,930	314,651
Deferred tax liabilities	80,648	75,531
Non-current operating lease liabilities	35,444	36,554
Other liabilities	41,759	43,336
Long-term debt	171,000	82,000
Shareholders' equity	1,166,410	1,131,142
	$1,784,191	1,683,214

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended March 31, 2024	Six Months Ended March 31, 2023
Cash flows from operating activities:
Net earnings	$38,388	32,605
Adjustments to reconcile net earnings to net cash
provided (used) by operating activities:
Depreciation and amortization	27,555	24,910
Stock compensation expense	4,144	5,309
Changes in assets and liabilities	(47,869)	(67,140)
Effect of deferred taxes	(2,981)	(1,145)
Net cash provided (used) by operating activities	19,237	(5,461)

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(56,179)	(17,901)
Capital expenditures	(16,301)	(10,305)
Additions to capitalized software	(5,912)	(5,918)
Net cash used by investing activities	(78,392)	(34,124)

Cash flows from financing activities:
Proceeds from long-term debt	154,000	68,000
Principal payments on long-term debt and short-term borrowings	(65,000)	(60,000)
Dividends paid	(4,125)	(4,128)
Purchases of common stock into treasury	(7,189)	(12,217)
Other	(1,432)	(2,374)
Net cash provided (used) by financing activities	76,254	(10,719)

Effect of exchange rate changes on cash and cash equivalents	471	801

Net increase (decrease) in cash and cash equivalents	17,570	(49,503)
Cash and cash equivalents, beginning of period	41,866	97,724
Cash and cash equivalents, end of period	$59,436	48,221

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Other Selected Financial Data (Unaudited)

(Dollars in thousands)

Backlog And Entered Orders - Q2 2024	A&D	USG	Test	Total
Beginning Backlog - 1/1/24	$560,893	127,439	159,436	847,768
Entered Orders	116,110	79,025	43,937	239,072
Sales	(114,701)	(87,309)	(47,119)	(249,129)
Ending Backlog - 3/31/24	$562,302	119,155	156,254	837,711

Backlog And Entered Orders - YTD Q2 2024	A&D	USG	Test	Total
Beginning Backlog - 10/1/23	$484,069	133,459	154,834	772,362
Entered Orders	287,667	155,989	89,136	532,792
Sales	(209,434)	(170,293)	(87,716)	(467,443)
Ending Backlog - 3/31/24	$562,302	119,155	156,254	837,711

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – Q2 2024
EPS – GAAP Basis – Q2 2024	$0.90
Adjustments (defined below)	0.04
EPS – As Adjusted Basis – Q2 2024	$0.94

Adjustments exclude $0.04 per share consisting of: $0.02 of MPE acquisition backlog charges and $0.02 of restructuring charges (primarily severance) within the Test and A&D segments in the second quarter of 2024.
The $0.04 of EPS adjustments per share consists of $1,251K of pre-tax charges offset by $288K of tax benefit for net impact of $963K.

EPS – Adjusted Basis Reconciliation – Q2 2023
EPS – GAAP Basis – Q2 2023	$0.69
Adjustments (defined below)	0.07
EPS – As Adjusted Basis – Q2 2023	$0.76

Adjustments exclude $0.07 per share consisting of executive management transition costs at Corporate, CMT acquisition inventory step-up charges and restructuring charges within the A&D segment in the second quarter of 2023.
The $0.07 of EPS adjustments per share consists of $2,300K of pre-tax charges offset by $529K of tax benefit for net impact of $1,771K.

EPS – Adjusted Basis Reconciliation – YTD Q2 2024
EPS – GAAP Basis – YTD Q2 2024	$1.49
Adjustments (defined below)	0.07
EPS – As Adjusted Basis – YTD Q2 2024	$1.56

Adjustments exclude $0.07 per share consisting of: $0.05 of MPE acquisition backlog and inventory step-up charges and acquisition costs, and $0.02 of restructuring charges (primarily severance) within the Test and A&D segments in the first six months of 2024.
The $0.07 of EPS adjustments per share consists of $2,295K of pre-tax charges offset by $528K of tax benefit for net impact of $1,767K.

EPS – Adjusted Basis Reconciliation – YTD Q2 2023
EPS – GAAP Basis – YTD Q2 2023	$1.26
Adjustments (defined below)	0.10
EPS – As Adjusted Basis – YTD Q2 2023	$1.36

Adjustments exclude $0.10 per share consisting of executive management transition costs at Corporate, CMT acquisition inventory step-up charges and restructuring charges within the A&D segment in the first six months of 2023.
The $0.10 of EPS adjustments per share consists of $3,292K of pre-tax charges offset by $757K of tax benefit for net impact of $2,535K.